Exhibit 1.01

Corning Incorporated

Conflict Minerals Report

For the Year Ended December 31, 2018

This Conflict Minerals Report (CMR) for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).

This report is available on the Investor Relations page of Corning’s website (see http://www.corning.com/investor_relations/index.aspx and click on “View All Filings”).

1.	Company Overview

This report has been prepared by management of Corning Incorporated (herein referred to as “Corning,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated in accordance with US Generally Accepted Accounting Principles. It does not include the activities of subsidiaries or variable interest entities that are not required to be consolidated.

Corning is a world leader in the manufacture of specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Corning operates in five reportable segments: Display Technologies, Optical Communications, Environmental Technologies, Specialty Materials and Life Sciences. Corning manufactures and processes products at approximately 105 plants in 15 countries.

2.	Products Overview

Corning’s principal products, by segment, are as follows:

Corning’s Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (LCDs) that are used primarily in notebook computers and flat panel displays.

Corning’s Optical Communications segment is classified into two main product groupings – carrier network and enterprise network. The carrier network product group consists primarily of products and solutions for optical-based communications infrastructure for services such as video, data and voice communications. The enterprise network product group consists primarily of optical-based communication networks sold to businesses, governments and individuals for their own use.

Corning’s Environmental Technologies segment manufactures ceramic substrates and filter products for emissions control in mobile and stationary applications around the world.

The Specialty Materials segment manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. Consequently, this segment operates in a wide variety of commercial and industrial markets that include display optics and components, semiconductor optics components, aerospace and defense, astronomy, ophthalmic products, telecommunications components and cover glass that is optimized for portable display devices and televisions.

Corning’s Life Sciences segment is a leading developer, manufacturer and global supplier of scientific laboratory products, including general labware and equipment, as well as specialty surfaces, media and reagents, that are used for cell culture research, bioprocessing, genomics, drug discovery, microbiology and chemistry.

All other segments at Corning that do not meet the quantitative threshold for separate reporting have been grouped as “All Other” in our financial reporting documentation. This group is primarily comprised of the results of the pharmaceutical technologies business and new product lines and development projects, as well as certain corporate investments.

3.	Supply Chain Overview

Corning maintains complex and diverse supply chains across its reported segments, involving thousands of suppliers to the Company. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three years or more and we cannot unilaterally impose new contract terms and flow-down requirements. Corning has worked over the past several years to incorporate a clause to relevant agreements that requires suppliers to provide information about the source of conflict minerals and smelters. Based upon these contractual requirements and our supplier relationships, we are working with selected suppliers to ensure they provide us the 3TG sourcing information required.

Based upon technical knowledge regarding our products, as well as the results of the prior supplier surveys regarding conflict minerals, relevant personnel in each of our reported segments identified the suppliers to survey regarding whether the components or materials supplied to Corning by such suppliers contain 3TG. We relied upon these suppliers, approximately 164 in total, to provide us with information about whether the components or materials supplied to Corning contain 3TG; and if so, the source of such 3TG. Our direct suppliers are similarly reliant upon information provided by their suppliers, or in the case of distributors from whom we purchase components or materials, reliant upon the manufacturers of such items. Many of our larger suppliers are also SEC registrants and subject to the Rule.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

4.1	Requests for Information

We surveyed those suppliers described above using version 5.0 or higher of the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Responsible Minerals Initiative (“RMI”) Reporting Template (or the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on Responsible Business Alliance’s website. The CMRT is being used by many companies in their due diligence processes related to 3TG.

To determine whether any 3TG necessary to our products originated in the Covered Countries, we retained a third-party service provider, Assent Compliance (“Assent”) to assist us in surveying our supply chain. During our supplier survey, we contacted suppliers via the Assent Compliance Manager (“ACM”), a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allows suppliers to upload completed CMRTs directly to the platform for assessment and management. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, question one of the CMRT asks suppliers whether any 3TGs are necessary to the functionality or production of their products. We also reviewed the supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process (e.g., the removal of suppliers who provided only packaging to Corning).

Assent requested that all in-scope suppliers complete a CMRT and included training and education to guide suppliers on best practices and the use of the template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. Corning directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested that such suppliers complete and submit the CMRT to Assent.

4.2	Survey Responses

Where the CMRT responses included the names of entities listed by our suppliers as smelters or refiners, we consulted the RMI publicly-available information to determine whether such entities had been identified as certified Conflict-Free. In some cases, the CMRT responses did not provide smelter information; this was one of the items that we typically requested in follow-up communications with suppliers. Ultimately, some suppliers were unable to provide us with smelter information because they were engaged in their own efforts to obtain that information from their suppliers.

Through Assent’s platform automated data validation was performed on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on logical sequencing and required correlations between the CMRT questions (for example, if a supplier does not report having received information from 100% of its 3TG sources, it cannot logically offer definitive statements in response to certain other questions).

All submitted CMRTs are first accepted and then classified as valid or invalid so that their data is still retained. Suppliers are contacted in regard to invalid forms and are encouraged to resubmit a valid form. As of May 22, 2019, there were seven (7) invalid supplier submissions in Corning’s supplier survey that could not be corrected.

Many of the responses we received provided data at a company or divisional level or, as described above, were unable to specify with certainty all of the smelters or refiners used for components supplied to Corning. In some instances, we engaged in follow-up communications with suppliers to request that they provide a CMRT response specific to the components or materials supplied to Corning; however, in many cases, the suppliers were unable to do so because they were unable to obtain detailed information from their own suppliers.

4.3	RCOI Conclusion

Based upon the results of our RCOI, we were able to determine that no 3TGs are contained in the products sold by Corning’s Environmental Technologies segment. In Corning’s Display Technologies segment, our RCOI determined that while tin is contained in the products sold by this segment, the tin is not sourced from the Covered Countries. For Corning’s Optical Communications, Specialty Materials, and Life Sciences segments, we were unable to conclusively determine whether the 3TG in the products for such segments originated in the Covered Countries because of the incomplete information received from our supply chain.

Based on RCOI responses we have received from certain suppliers, we believe that certain of the 3TG contained in the products for our Optical Communications, Specialty Materials, and/or Life Sciences segments may have originated in the Democratic Republic of the Congo or an adjoining country (the Covered Countries). Thus, we are required under the Rule to conduct due diligence on the source and chain of custody of those minerals and submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

5.	Due Diligence Program

5.1	Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, 2013 (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence

We are a downstream supplier, many steps removed from the mining of 3TGs. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, we do not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries directly. The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

5.2	Establish Strong Company Management Systems

5.2.1 Conflict Minerals Policy

We have adopted the following revised conflict minerals policy, effective March 2019:

Background on Conflict Minerals

Conflict minerals refer to the mineral precursors of the metals tantalum, tin, tungsten, and gold (3TG), which are found in small amounts in virtually all electronic products. Revenue from mining these minerals in the Democratic Republic of Congo (DRC) and nine neighboring countries has been linked to funding for groups engaged in extreme violence and human rights atrocities.

Pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act, public companies in the US that make products for which 3TG metals (tantalum, tin, tungsten & gold) are necessary to the functionality or production of that product are required to assess their supply chains and report on the source of these materials. Corning Incorporated (“Corning”) is a public company, and therefore is committed to complying with this law.

Corning Incorporated’s Corporate Position on Conflict Minerals

At Corning, corporate social responsibility is a proactive commitment to preserving the trust of our stakeholders. The commitment contributes to sustainable economic and environmental development through all our business activities – how we operate, what we sell, how we give, and how we support our people, the communities in which we operate, and society at large. Any connection between the materials used in Corning products and armed violence or human rights abuses is unacceptable.

Corporate social responsibility is intrinsic to Corning’s heritage and it is integral to how we build value and trust in our company. It is also a demonstration of how we live our Values which represent the unchanging moral and ethical compass that guides everything we do. More information about Sustainability at Corning can be found here.

The 3TG supply chain is complex, typically including many stages between Corning and the smelters that purchase and process the ore into metals. The greatest risk of conflict minerals entering our supply chain is through these smelters’ ore purchasing practices. We require our suppliers to source 3TG for Corning products only from smelters that comply with the Responsible Minerals Initiative ‘s (RMI, formerly the Conflict Free Sourcing Initiative) Responsible Minerals Assurance Process (RMAP, formerly the Conflict-Free Smelter Program), which requires a third-party sourcing audit. To monitor 3TG suppliers’ performance, we assess their responses to the RMI’s Conflict Minerals Reporting Template, and request corrective action where needed, including the removal from our supply chain of smelters that pose a risk.

More information about the Responsible Minerals Initiative can be found here. Our due diligence measures implemented as part of our conflict minerals program have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Corning requires our suppliers to comply with our requests to provide complete and accurate Conflict Minerals Reporting Templates, and to perform further due diligence as required about the source of any conflict minerals in their products which are provided to us in order to ensure alignment throughout the supply chain. Failure to provide this information to Corning when requested may result in removal from active status as a Corning supplier.

Our conflict minerals policy is publicly available on our website at the following link:http://www.corning.com/worldwide/en/sustainability/processes/supply-chain-social-responsibility/social/conflict-minerals-policy.html.

5.2.2 Internal Team

Corning has established a management system for conflict minerals. Our management system includes a steering team sponsored by the Senior Vice President, Global Supply Management as well as executive-level representatives from the company’s finance and legal functions. Reporting to the steering team is a core working team, which is led by our Global Supply Management organization. This core team, which includes subject matter experts from relevant functions such as finance, legal, and global supply management, is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on an annual basis. Corning also uses a third-party service provider, Assent Compliance or “Assent”, to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we will undertake with suppliers regarding conflict minerals.

5.2.3 Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we have relied upon industry-wide initiatives to disclose upstream actors in the supply chain. Specifically, as part of our due diligence efforts we have utilized the smelter information provided by the Responsible Minerals Initiative.

In addition, with the assistance of personnel from Corning’s accounting, compliance and reporting function, we previously developed a detailed risk control matrix through which Corning’s conflict minerals program can be evaluated and monitored.

5.2.4 Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have added a conflict minerals clause to our purchase order terms and conditions and relevant contract templates in order to communicate to suppliers our expectations and requirements regarding the sourcing of and disclosure of conflict minerals. We also include our Supplier Code of Conduct in our supplier contracts, which contains Corning’s expectations for suppliers with respect to humane labor conditions, health and safety, and environmental factors, among others. A copy of our Supplier Code of Conduct is available at http://www.corning.com/worldwide/en/sustainability/articles/processes/supply-chain-management/supplier-code-of-conduct.html.

5.2.5 Grievance Mechanism

Corning’s Supplier Code of Conduct, referenced in 5.2.4 above, instructs suppliers that questions or concerns may be submitted to Corning’s third-party telephone and web hotline service. This hotline is also described in Corning’s Code of Conduct, as referenced above. These phone or web services can be used to make an anonymous report and are available on a 24/7 basis.

5.2.6 Maintain Records

Corning has an existing document retention policy which governs the retention of documentation relevant to our due diligence efforts. We also implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to CMRTs. Assent stores all of the information and findings from this process in a database that can be audited by internal or external parties.

5.3	Identify and Assess Risks in the Supply Chain

Because of our size, the complexity of our products, and the depth and breadth of our supply chain, it is difficult to identify actors upstream from our direct suppliers. One method for identifying risks in our supply chain is through automatic checks in the ACM system based on criteria established by Assent for supplier responses as outlined above.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters or refiners not being certified DRC-Conflict Free pose a significant risk to the supply chain. Certain of the responses provided by our suppliers via the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by RMI. As of May 22, 2019, of the 320 legitimate smelter and refiners identified by our suppliers, we have validated 257 smelters or refiners as Responsible Minerals Assurance Process (“RMAP”) conformant. Due to the provision of a mix of company-level, product-level and user defined CMRTs, we cannot definitively determine the connection of any smelters or refiners listed in them to our in-scope products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent determines the level of risk that each smelter poses to the supply chain by identifying the following red flags:

•	Geographic proximity to the DRC and Covered Countries;

•	Responsible Minerals Assurance Process (RMAP) audit status;

•	Credible evidence of unethical or conflict sourcing

•	Known mineral source country of origin;

•	Peer Assessments conducted by credible third-party sources.

Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587

•	Kaloti Precious Metals - CID002563

•	African Gold Refinery Limited (AGR) - CID003185

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers we surveyed, risk mitigation activities were initiated. Through our third-party vendor, Assent Compliance, submissions that included any of the above facilities immediately produced a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Corning, and escalating up to removal of these high-risk smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time, 16 of our responsive suppliers have been identified as having a weak program.

5.4	Design and Implement a Strategy to Respond to Risks

As described in our conflict minerals policy, we intend to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to appropriately address the situation, which may include establishing an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. The result and timing will depend upon factors such as the criticality of the specific part and the availability of alternate suppliers.

As of the date of this filing, we have found no instances where it was necessary to terminate a contract or find a replacement supplier due to 3TG sourced from the Covered Countries.

5.5	Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Corning does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities within our supply chain. However, we do rely upon the industry (e.g., EICC and RMI) efforts to influence smelters and refiners to get audited and certified through the RMI’s Responsible Minerals Assurance Process.

5.6	Report on Supply Chain Due Diligence

In addition to this report, see our website at http://www.corning.com/worldwide/en/about-us/suppliers.html for further information about Corning’s commercial relationships with and expectations of its suppliers.

5.6.1 Due Diligence Process

Corning conducted a survey of its relevant suppliers (as described above) using the template originally developed jointly by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Responsible Minerals Initiative Reporting Template (the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on RMI’s website and via the website of Assent Compliance, our third-party provider.

5.6.2 Survey Responses

Corning surveyed approximately 164 suppliers based upon the likelihood that such suppliers supplied materials or components to Corning that contained one or more 3TG, and we received responses from 87% of the suppliers we surveyed. A total of 26 suppliers indicated in their survey responses that they sourced 3TG from the Covered Countries, but those 3TG were “conflict free.” Twenty-four (24) of the suppliers surveyed stated that the 3TG they sourced came from outside of the Covered Countries, and 20 suppliers reported as “undeterminable” in regard to sourcing 3TGs from the Covered Countries.

5.6.3 Efforts to Determine Country of Origin of Mine or 3TG

We have determined that seeking information about 3TG smelters and refiners in our supply chain through the use of the CMRT with our relevant suppliers represents the most reasonable effort we are able to make to determine the mines or locations of origin of the 3TG in our supply chain.

5.6.4 Efforts to Identify Smelters or Refiners

Because of the incomplete information provided to us by our suppliers in response to our surveys, or the receipt of company-level responses that do not provide information specific to materials or components supplied to Corning, in many cases the smelters and refiners we have identified to date cannot be tied to specific Corning products. However, in certain instances, our suppliers did provide CMRTs specific to the products supplied to Corning. We have reported all legitimate smelter or refiner information included in the CMRTs we received on Appendix A to this report, recognizing as stated above that not all such smelters or refiners can definitively be tied to Corning products. Of the 320 legitimate smelters identified on the CMRTs we received, as of May 22, 2019, 257 were identified as RMAP Conformant and five were actively working toward a “conflict free” designation. As noted, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that processed the conflict minerals actually contained in our products.

5.6.5 Countries of Origin

Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI. As mentioned in the above section, many responses were provided at the company level, therefore, Appendix B may contain more countries than those that the conflict minerals used in our products are sourced from.

6.	Steps to be taken to mitigate risk

We have taken and/or intend to continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

A.	Include a conflict minerals flow-down clause in relevant new or renewed supplier contracts.

B.	Include a step to our new supplier enrollment process to directly identify new suppliers who could potentially supply Corning with products or materials containing 3TG.

C.

Partner with a third-party company, Assent Compliance, which specializes in conducting conflict minerals compliance programs, to improve the accuracy and efficiency of our supplier survey and reporting process.

D.	Engage with suppliers to attempt to increase the response rate and improve the content of the supplier survey responses.

E.

Engage any of our suppliers found to be supplying us with 3TG from sources that support conflict in the DRC or any adjoining country to address the situation, which will include establishing an alternative source of 3TG that does not support such conflict, with timing depending on factors such as the criticality of the specific part and the availability of alternate suppliers.

FORWARD-LOOKING STATEMENTS

The statements in this Quarterly Report on Form 10-Q, in reports subsequently filed by Corning with the Securities and Exchange Commission (“SEC”) on Forms 8-K, and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

Appendix A

RMI Smelter List1

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Gold	8853 S.p.A.	ITALY	CID002763	Conformant	Yes	Unknown

Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Non Conformant	Unknown	Unknown

Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant	Yes	Unknown

Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled	Unknown	Unknown

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant	Yes	No

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant	Yes	Yes

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant	Yes	Unknown

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant	Yes	Unknown

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant	Yes	Unknown

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant	Yes	Unknown

Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant	Yes	Unknown

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant	Yes	Unknown

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant	Yes	Unknown

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant	Yes	No

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled	Unknown	Unknown

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant	Yes	Unknown

Gold	Aurubis AG	GERMANY	CID000113	Conformant	Yes	Unknown

Gold	Bangalore Refinery	INDIA	CID002863	Conformant	Yes	Unknown

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant	Yes	Unknown

Gold	Boliden AB	SWEDEN	CID000157	Conformant	Yes	Unknown

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant	Yes	Unknown

Gold	Caridad	MEXICO	CID000180	Not Enrolled	Unknown	Unknown

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185	Conformant	Yes	Unknown

[1]

This Exhibit contains all legitimate smelter or refiner information we received on the CMRTs provided by our suppliers in response to our survey requests. Because these CMRTs in some instances contained incomplete information, or were not specific to the products supplied to Corning, many of these smelters and refiners cannot be tied to specific Corning products.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant	Yes	Unknown

Gold	Chimet S.p.A.	ITALY	CID000233	Conformant	Yes	Unknown

Gold	Chugai Mining	JAPAN	CID000264	Active	Unknown	Unknown

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant	Yes	Unknown

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled	Unknown	Unknown

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled	Unknown	Unknown

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Not Enrolled	Unknown	Unknown

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant	Yes	No

Gold	Dowa	JAPAN	CID000401	Conformant	Yes	No

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant	Yes	Unknown

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant	Yes	Unknown

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant	Yes	No

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant	Yes	Yes

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled	Unknown	Unknown

Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584	Not Enrolled	Unknown	Unknown

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled	Unknown	Unknown

Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant	Yes	Unknown

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant	Yes	Unknown

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled	Unknown	Unknown

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled	Unknown	Unknown

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled	Unknown	Unknown

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled	Unknown	Unknown

Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant	Yes	Unknown

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant	Yes	Unknown

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant	Yes	Unknown

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant	Yes	Unknown

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled	Unknown	Unknown

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Not Enrolled	Unknown	Unknown

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled	Unknown	Unknown

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant	Yes	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Not Enrolled	Unknown	Unknown

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant	Yes	Unknown

Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant	Yes	Unknown

Gold	Italpreziosi	ITALY	CID002765	Conformant	Yes	Unknown

Gold	Japan Mint	JAPAN	CID000823	Conformant	Yes	Unknown

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant	Yes	Unknown

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not Enrolled	Unknown	Unknown

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant	Yes	Unknown

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant	Yes	Unknown

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled	Unknown	Unknown

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled	Unknown	Unknown

Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant	Yes	Unknown

Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant	Yes	Unknown

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active	Unknown	Unknown

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant	Yes	No

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant	Yes	Unknown

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant	Yes	Unknown

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled	Unknown	Unknown

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled	Unknown	Unknown

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled	Unknown	Unknown

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled	Unknown	Unknown

Gold	L’Orfebre S.A.	ANDORRA	CID002762	Conformant	Yes	Yes

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant	Yes	Unknown

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled	Unknown	Unknown

Gold	Marsam Metals	BRAZIL	CID002606	Conformant	Yes	Unknown

Gold	Materion	UNITED STATES	CID001113	Conformant	Yes	No

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant	Yes	Unknown

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant	Yes	Unknown

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant	Yes	Unknown

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant	Yes	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant	Yes	Unknown

Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant	Yes	Unknown

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant	Yes	Unknown

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant	Yes	Unknown

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant	Yes	Unknown

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant	Yes	Unknown

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Non Conformant	Unknown	Unknown

Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled	Unknown	Unknown

Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled	Unknown	Unknown

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant	Yes	Unknown

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant	Yes	Unknown

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled	Unknown	Unknown

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active	Unknown	Unknown

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant	Yes	Unknown

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant	Yes	Unknown

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant	Yes	No

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant	Yes	Unknown

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant	Yes	Unknown

Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant	Yes	Unknown

Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled	Unknown	Unknown

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled	Unknown	Unknown

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant	Yes	Unknown

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant	Yes	Unknown

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant	Yes	Unknown

Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant	Yes	Unknown

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Not Enrolled	Unknown	Unknown

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant	Yes	Unknown

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled	Unknown	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Conformant	Yes	Unknown

Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant	Yes	Unknown

Gold	Royal Canadian Mint	CANADA	CID001534	Conformant	Yes	Unknown

Gold	SAAMP	FRANCE	CID002761	Conformant	Yes	Unknown

Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled	Unknown	Unknown

Gold	Safimet S.p.A	Italy	CID002973	Conformant	Yes	Unknown

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled	Unknown	Unknown

Gold	Sai Refinery	INDIA	CID002853	Not Enrolled	Unknown	Unknown

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Non Conformant	Unknown	Unknown

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled	Unknown	Unknown

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant	Yes	Unknown

Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant	Yes	Unknown

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled	Unknown	Unknown

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant	Yes	Unknown

Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525	Not Enrolled	Unknown	Unknown

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant	Yes	Unknown

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant	Yes	No

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant	Yes	Unknown

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant	Yes	Unknown

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled	Unknown	Unknown

Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled	Unknown	Unknown

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant	Yes	Unknown

Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant	Yes	Unknown

Gold	T.C.A S.p.A	ITALY	CID002580	Conformant	Yes	Unknown

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant	Yes	Unknown

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant	Yes	Unknown

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant	Yes	Unknown

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled	Unknown	Unknown

Gold	Tony Goetz NV	BELGIUM	CID002587	Non Conformant	Unknown	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled	Unknown	Unknown

Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant	Yes	Unknown

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant	Yes	Unknown

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant	Yes	Unknown

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant	Yes	Unknown

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant	Yes	No

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled	Unknown	Unknown

Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant	Yes	Unknown

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant	Yes	Unknown

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant	Yes	Unknown

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant	Yes	No

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant	Yes	No

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled	Unknown	Unknown

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant	Yes	Unknown

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant	Yes	Unknown

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant	Yes	No

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant	Yes	No

Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant	Yes	No

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant	Yes	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant	Yes	No

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant	Yes	No

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant	Yes	Yes

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant	Yes	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant	Yes	Yes

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant	Yes	No

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant	Yes	No

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant	Yes	No

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant	Yes	No

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant	Yes	Yes

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant	Yes	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant	Yes	No

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant	Yes	No

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant	Yes	Unknown

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant	Yes	Unknown

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant	Yes	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant	Yes	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant	Yes	No

Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant	Yes	No

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant	Yes	No

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant	Yes	No

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant	Yes	Yes

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant	Yes	No

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant	Yes	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant	Yes	Yes

Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant	Yes	No

Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant	Yes	Yes

Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant	Yes	No

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant	Yes	No

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant	Yes	No

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant	Yes	No

Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant	Yes	Yes

Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant	Yes	No

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant	Yes	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant	Yes	No

Tin	Alpha	UNITED STATES	CID000292	Conformant	Yes	No

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled	Unknown	Unknown

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant	Yes	Unknown

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant	Yes	Unknown

Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant	Yes	No

Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant	Yes	Unknown

Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant	Yes	Unknown

Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant	Yes	No

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant	Yes	Unknown

Tin	CV United Smelting	INDONESIA	CID000315	Conformant	Yes	No

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant	Yes	No

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Active	Unknown	Unknown

Tin	Dowa	JAPAN	CID000402	Conformant	Yes	No

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Non Conformant	Unknown	Unknown

Tin	EM Vinto	BOLIVIA	CID000438	Conformant	Yes	No

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled	Unknown	Unknown

Tin	Fenix Metals	POLAND	CID000468	Conformant	Yes	No

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant	Yes	Unknown

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant	Yes	Unknown

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant	Yes	No

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant	Yes	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant	Yes	Unknown

Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant	Yes	Unknown

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant	Yes	Unknown

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant	Yes	Unknown

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant	Yes	Unknown

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant	Yes	Unknown

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant	Yes	No

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant	Yes	Yes

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant	Yes	No

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant	Yes	No

Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant	Yes	No

Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant	Yes	No

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant	Yes	No

Tin	Minsur	PERU	CID001182	Conformant	Yes	No

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant	Yes	No

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Conformant	Yes	Unknown

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled	Unknown	Unknown

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant	Yes	No

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant	Yes	No

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant	Yes	No

Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled	Unknown	Unknown

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant	Yes	No

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant	Yes	No

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant	Yes	No

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant	Yes	No

Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant	Yes	Unknown

Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant	Yes	No

Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant	Yes	Unknown

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant	Yes	No

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant	Yes	No

Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant	Yes	No

Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant	Yes	No

Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant	Yes	No

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant	Yes	Unknown

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant	Yes	Unknown

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant	Yes	No

Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant	Yes	No

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant	Yes	No

Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant	Yes	No

Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant	Yes	Unknown

Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant	Yes	No

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant	Yes	No

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant	Yes	No

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant	Yes	No

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant	Yes	No

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant	Yes	No

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant	Yes	No

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant	Yes	No

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Conformant	Yes	Unknown

Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant	Yes	Unknown

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant	Yes	No

Tin	Rui Da Hung	TAIWAN	CID001539	Conformant	Yes	No

Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant	Yes	No

Tin	Super Ligas	Brazil	CID002756	Not Enrolled	Unknown	Unknown

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Conformant	Yes	Unknown

Tin	Thaisarco	THAILAND	CID001898	Conformant	Yes	Yes

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant	Yes	Unknown

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled	Unknown	Unknown

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant	Yes	No

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant	Yes	Unknown

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant	Yes	No

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant	Yes	No

Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant	Yes	Unknown

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant	Yes	Unknown

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant	Yes	No

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant	Yes	No

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant	Yes	No

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant	Yes	Unknown

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant	Yes	No

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant	Yes	No

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant	Yes	No

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Non Conformant	Unknown	Unknown

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant	Yes	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant	Yes	No

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant	Yes	No

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant	Yes	No

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant	Yes	No

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant	Yes	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?	Source from DRC?
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant	Yes	No

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Active	Unknown	Unknown

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant	Yes	No

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant	Yes	No

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant	Yes	No

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled	Unknown	Unknown

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant	Yes	No

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled	Unknown	Unknown

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant	Yes	No

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant	Yes	No

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant	Yes	Unknown

Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant	Yes	No

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant	Yes	No

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant	Yes	No

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant	Yes	Unknown

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant	Yes	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant	Yes	Yes

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant	Yes	Unknown

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant	Yes	Unknown

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant	Yes	No

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant	Yes	Unknown

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant	Yes	Yes

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant	Yes	Unknown

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant	Yes	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant	Yes	No

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant	Yes	Unknown

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant	Yes	No

Appendix B

Country of Origin Information

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be specifically linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe.